EXHIBIT 10.56

                                   TSET, INC.
                        333 South State Street, PMB 111,
                            Lake Oswego, Oregon 97034


Fusion Capital Fund II, LLC                                 November 13, 2001
222 Merchandise Mart Plaza, Suite 9-112
Chicago, Illinois  60654

RE:   TSET, INC.
      ----------

Gentlemen:

       This letter is being delivered to confirm our understanding with respect to certain matters under that certain Common Stock Purchase Agreement, dated as of June 19, 2001 (the "Purchase Agreement"), by and between TSET, INC., a Nevada corporation (the "Company") and FUSION CAPITAL FUND II, LLC ("Fusion"), with respect to the purchase by Fusion of up to $10,000,000 of common stock of the Company. All capitalized terms used in this letter that are not defined in this letter shall have the meanings set forth in the Purchase Agreement. The Company and Fusion agree as follows:


      1.    Advance of funds by Fusion.
            --------------------------

       After receipt of 1,000,000 Advance Shares (as hereafter defined) by Fusion, Fusion shall make a cash advance of $150,000 to the Company (the "Initial Advance"). Fusion may, in its sole discretion, make additional cash advances to the Company (each a "Future Advance") from time to time as an advance against purchases under the Purchase Agreement in amounts agreed to by Fusion and the Company. The outstanding balance of the Initial Advance and any Future Advances (the "Prepaid Amount") will be reduced by the Purchase Amount of any purchases of Common Stock made by Fusion under the Purchase Agreement.

       Immediately after the execution hereof, the Company shall deliver 1,000,000 shares of Common Stock ("Advance Shares") that are freely tradable under the 1933 Act. Advance Shares shall be held by Fusion in trust until Fusion deems from time to time the Advance Shares to be Purchase Shares as a result of, and to the extent of, Fusion's purchase of Common Stock under the Purchase Agreement. At such time as Fusion deems any Advance Shares to be Purchase Shares as a result of, and to the extent of, Fusion's purchase of Common Stock under the Purchase Agreement, such shares of Common Stock shall be validly issued, fully paid and non-assessable and Fusion shall be for all legal and equitable purposes the true and lawful owner thereof. Within three (3) Trading Days of a request by Fusion to the Company, the Company shall deliver to Fusion additional Advance Shares to replace and replenish any Advance Shares which have become Purchase Shares as a result of, and to the extent of, Fusion's purchase of Common Stock under the Purchase Agreement so that the number Advance Shares may be up to 1,000,000 shares at any given time as determined by Fusion.

       The Company may at any time repay all or any portion of the Prepaid Amount upon three (3) Trading Days prior written notice to Fusion during which time Fusion shall be entitled to purchase shares of Common Stock under the Purchase Agreement. At any time that the Prepaid Amount is greater than $0.00,
(i) the Company shall not suspend any purchases by Fusion or terminate the Purchase Agreement, (ii) the amount of the Daily Base Amount shall be $0.00,
(iii)  Fusion  shall have the right to purchase  Common Stock at any time with a
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Purchase Amount up to the then  outstanding  Prepaid Amount,  and (iv) the Floor
Price shall be such amount as determined by Fusion.

       2.   Additional Amendments to Purchase Agreement.
            -------------------------------------------

       Section 1(d)(iii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

       "(iii)       Purchase   Price  Floor.   The  Buyer  shall  not  have  any
obligation to purchase any Purchase Shares under this Agreement in the event that the Purchase Price for any purchases of Purchase Shares would be less than the Floor Price."

       Section 10(g) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

       "(g) "Floor Price" shall mean $.25."

       Section 10(k)(iii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

       "(iii)       In the event that the  Commencement  shall not have occurred on or before November 30, 2001, due to the failure to satisfy the conditions set forth in Sections 6 and 7 above with respect to the Commencement (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party."



                                   TSET, INC.



                                   By:   /s/ Daniel R. Dwight
                                      ---------------------------
                                   Name:  Daniel R. Dwight
                                   Title: President and CEO


ACKNOWLEDGED AND AGREED:
FUSION CAPITAL FUND II, LLC

By:   /s/Steven G. Martin
   ---------------------------------
      Steven G. Martin
      A Managing Member